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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
    Date of Report (Date of earliest event reported):  __November 14, 2002___
                                                     ------------------------
                             American Wagering, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          Nevada                      000-20685        88-0344658
----------------------------        -----------        --------------
(State or other jurisdiction        (Commission        (I.R.S. Employer
Identification  No.)
                File  Number)      of  incorporation)



   675  Grier  Drive,  Las Vegas, Nevada                                   89119
--------------------------------------------------------------------------------
(Address  of  principal  executive  offices)                         (Zip  Code)



Registrant's telephone number, including area code:    (702) 735-0101
                                                       ----------------



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ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

None

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

None

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

None

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

None

ITEM  5.  OTHER  EVENTS

On November 14, 2002, the U.S. District Court of Nevada, issued a verdict in favor of Michael Racusin, dba M. Racusin & Company ("Racusin") and against American Wagering, Inc. (the "Registrant") in the gross amount of $2,160,000. The net amount due to Racusin, considering such factors as pre-trial interest and offsets for amounts previously paid by the Registrant regarding this matter, is subject to a final judgement order; it is anticipated the judgement order will be filed with the court within thirty (30) days. The court action concerned a dispute over fees allegedly owed to Racusin for introducing certain underwriters to the Registrant in connection with a public offering and for providing other advisory services. Given its magnitude, the verdict and anticipated judgment is material to the financial viability of the Registrant. At the present time, management is considering the options available to the Registrant in light of the verdict and anticipated judgment.

ITEM  6.     RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

None

ITEM  7.     FINANCIAL  STATEMENTS  &  EXHIBITS

(a)     Financial  statements

None

(b)  Exhibits.

None

ITEM  8.     CHANGE  IN  FISCAL  YEAR

None

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                                    SIGNATURE
                                    ---------
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on form 8K to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November  15,  2002

                                AMERICAN  WAGERING,  INC.

                                By: /s/ Timothy F. Lockinger
                                    -----------------------------
                                Name:  Timothy F. Lockinger
                                Title: Chief Financial Officer
                                       Principal Accounting Officer





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